Exhibit 99.1

Company Contact: Bradley E. Larson Chief Executive Officer www.rmxholdings.com	Investor Contact: David Doty Chief Financial Officer www.rmxholdings.com
FOR IMMEDIATE RELEASE
RMX Holdings, Inc. Forms Special Committee
PHOENIX, ARIZONA, June 30, 2010 . . . RMX HOLDINGS, INC. (NYSE Amex: RMX) announced today that the Board of Directors of RMX Holdings, Inc. (the “Company”) has appointed a Special Committee of independent directors to review and evaluate any acquisition proposal received from the Company’s controlling shareholder, Meadow Valley Parent Corp., a Delaware corporation (“MVP”) and to consider the Company’s other alternatives. The Special Committee was formed in response to a Schedule 13D/A filed by Meadow Valley Parent on May 12, 2010, which disclosed that MVP, by letter to the Company’s Board of Directors, encouraged the Company’s board to (i) promptly declare a special cash distribution in the amount of $5,000,000 and (ii) undertake immediate action to conduct a 1 for 2,645,212 reverse stock split of its issued and outstanding shares of Common Stock (the “Proposed Transaction”). As described by MVP, if successful, completion of the Proposed Transaction would, among other things, (i) cause MVP to become the sole stockholder of the Company, (ii) cause the delisting of our Common Stock from the NYSE Amex LLC (to the extent such delisting has not already occurred) and (iii) cause our Common Stock to become eligible for termination of registration pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Special Committee has retained Fennemore Craig, P.C. and Gilford Securities Incorporated as its independent legal and financial advisors, respectively. The Special Committee members are Gary A. Agron, Chair, Charles E. Cowan, Charles R. Norton and Dan H. Stewart.
     There can be no assurance that an agreement on terms satisfactory to the Special Committee will result from any proposal submitted by MVP, or that any transaction recommended by the Special Committee will be completed.
About RMX Holdings, Inc.
     RMX Holdings, Inc. formerly provided ready-mix concrete products to the construction industry since 1997, but has no active business operations at this time. On April 1, 2010, the Company completed an asset sale for substantially all of its assets.
Forward-Looking Statements
     Statements regarding the evaluation of strategic options, any transaction, including the timing or effects thereof, change in or continuation of current business plan, increase in stockholder value, as well as any other statements that are not historical facts in this press release are forward-looking statements. Such forward-looking statements are based on current expectations and actual results or future events may differ materially. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: results of the Board’s evaluation of strategic alternatives; the ability to obtain Board and stockholder approvals of any proposed transaction; customary conditions to the closing of any proposed transaction; national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; acquisition and location development risks; potential environmental and other liabilities; and other factors affecting the construction industry generally. For further discussion of certain factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2009, and other subsequent filings by the Company with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
4602 East Thomas Road • Phoenix, Arizona 85018 • (602) 249-5814 • Fax (602) 437-1682
* * * * *